ARTICLES OF INCORPORATION.OF
                                   HOTEL-A-COPY, INC..

The undersigned incorporator does hereby make, subscribe, and acknowledge these Articles of Incorporation for the purpose of organizing a corporation under the Florida General Corporation Act.


                                    ARTICLE I
                               NAME OF CORPORATION

       The name of this Corporation shall be: HOTEL-A-COPY, INC.


                                   ARTICLE II
                           GENERAL NATURE OF BUSINESS

       The general purpose for which this Corporation is organized shall be to engage in any lawful activity or to transact any lawful business for which a corporation may be incorporated under the Florida General Corporation Act.


                                   ARTICLE III
                               AUTHORIZED SHARES

       The total authorized capital stock of this Corporation shall consist of 5,000 shares of Common Stock, par value $1.00 per share.


                                    ARTICLE IV

                          CAPITAL TO BEGIN BUSINESS

       The amount of capital with which this Corporation will begin business shall be determined by the initial Board of Directors.

                                    ARTICLE V

                                TERM OF EXISTENCE

                  This Corporation shall (.)exist perpetually.


                                   ARTICLE VI.

                   ADDRESS OF REGISTERED OFFICE IN THIS STATE

     The street address of the initial registered office of this Corporation in the State of StateplaceFlorida is addressStreetaddress2929 East Commercial Boulevard, Suite 200, PlaceTypeCityFort Lauderdale, StateFlorida PostalCode33308 and the initial registered agent of this Corporation at that address shall be Laz L. Schneider.


                                   ARTICLE VII

                               NUMBER OF DIRECTORS

     This Corporation shall have not less than one (1) Director.

                                  ARTICLE VIII

                           INITIAL BOARD OF DIRECTORS

     The name and street address of the initial member of the Board of Directors is:

Mr. Edd Helms 17850 State Road 9
Miami, Florida 33162

                                   ARTICLE IX
                                  INCORPORAIOR

     The name and street address of the person signing these Articles of incorporation is:

Laz L. Schneider
2929 E. Commercial Blvd.
Suite 200
Ft.Lauderdale, Florida 33308


     IN WITNESS WHEREOF, I have hereunto subscribed my hand and seal this 16th day of July, 1985.


                                Laz L. Schneider


     THE UNDERSIGNED, named as the reistered agent in Article VI of these Articles of Incorporation hereby consents to act as such registered agent.


                                Laz L. Schneider

                              ARTICLES OF AMENDMENT

                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               HOTEL-A-COPY, INC.

     Adopted in accordance with the provisions of Chapter 607, Florida Statutes


     WE, W. EDD HELMS, JR., President and CAROL HELMS, Secretary of HOTEL-A-COPY, INC., a StateplaceFlorida corporation, do hereby certify under the seal of said Corporation as follows:

FIRST: The name of the Corporation is "HOTEL-A-COPY, INC."

SECOND: That the following is a true and correct copy of the Articles of Incorporation (which Articles of Incorporation were originally filed with the Secretary of State of the State of StateplaceFlorida on July 18, 1985) as approved and consented to by the Board of Directors and the Sole Shareholder of the Corporation:

                                  "ARTICLE I

                             NAME OF CORPORATION

       The name of this Corporation shall be:

       HOTELECOPY, INC."

       THIRD: That the Board of Directors and the Sole Shareholder of the Corporation on September 12o, 1985 did approve and consent to an amendment to its Articles of Incorporation as hereinabove set forth in Article SECOND.

FOURTH: That such amendment has been duly adopted in accordance with the provisions of Chapter 607, Florida Statutes.

     IN WITNESS WHEREOF, WE, W. EDD HELMS, JR., President and CAROL HELMS, Secretary, of HOTEL-A-COPY, INC., have signed these Articles of Amendment and casued the Corporate Seal of the Corporation to be hereunto affixed this 12th,day of September, 1985.




                                    W. EDD HELMS, JR., President

                                    CAROL HELMS, Secretary

     SS: STATE OF FLORIDA
     COUNTY OF BROWARD )


           BE IT REMEMBERED, that on this 12th day of September, 1985. personally' came before me, a Notary Public in and for the County and State aforesaid, duly commissioned and sworn to take acknowledgments or proofs of deeds, W. EDD HELMS, JR. President of HOTEL-A-COPY, INC., a StateplaceFlorida corporation, the corporation described in the foregoing Articles of Amendment, known to me personally to be such, and he the said W. EDD HELMS, JR., as such President, duly executed said Articles of. Amendment before me and acknowledged the said Articles of Amendment to be his act and deed and made on behalf of the Corporation; that the signature of said President and of the Secretary of said corporation to said foregoing Articles of Amendment are in the handwriting of the said President and of the Secretary of said Corporation, respectively, and that the seal affixed to said certificate is the corporate seal of said corporation.

           IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                            Rita P.Gauthir



                                  Notary Public

     (S E A L)                                      My Commission Expires:

                              ARTICLES OF AMENDMENT
                                      OF o
                           CERTIFICATE OF INCORMATION
                                       OF
                                 HOTELECOPY, INC

                   Adopted in accordance with the provisions of Chapter 607, StateStateFlorida Statutes

     W. EDD HELMS, JR., President and CAROL HELMS, Secretary of HOTELECOPY, INC., a StateStateFlorida corporation, do hereby certify under the seal of said Corporation as follows:

FIRST: The name of the Corporation is "HOTELECOPY, INC."

SECOND: That the following is a true and correct copy. of Article III of the Certificate. of Incorporation of the Corporation (which Certificate of Incorporation was originally filed with the Secretary of State of the State of Florida on July 18, 1985, and first amended'on December 3, 1985) as approved and consented to by the Board of Directors of the Corporation and the all of the Shateholders of the Corporation:

                                  "ARTICLE III
                                AUTHORIZED SHARES


            The total authorized capital stock of this Corporation is 500,000 shares of Common Stock, par value $.01 per share."

THIRD: That the Directors and Shareholders (on may 31,1986) did approve and consent to an amendment to its Certifidate of Incorporation as hereinabove set forth in Article SECOND. FOURTH: That such amendment has been duly adopted in accordance withothe provisions of Chapter 607, StateStateFlorida Statutes.

     IN WITNESS WHEREOF, WE,:StateW. EDD HELMS, JR., President and CAROL T HELMS, Secretary of HOELECOPY, INC., have signed these Axticles of InCorporation and caused the Corporate Seal of the Corporation to be hereunto affixed this 28th day of July, 1986. -----

                          W. EDD HELMS, JR., President

                             CAROL HELMS, Secretary

STATE OF StateStateFLORIDA)
                      )sits:
StateStateCOUNTY OF StateDADE )

       BE IT REMEMBERED, that on this 28th day of July, 1986, personally came before me, a Notary Public in and for the County and State aforesaid, duly commissioned and sworn to take Acknowledgments or proofs of deeds, W. EDD HELMS, JR., President of HOTELECOPY, INC., a Florida corporation, the corporation described in the foregoing Articles of Amendment, known to me personally to be such, and he, the said W. EDD HELMS, JR., as such President, duly executed said Articles of Amendment before me and acknowledged the said Articles of Amendment to be his. free act and deed and made on behalf of the Corporation; that the signatures of said President of said corporation to said foregoing Articles of Amendment are in the handwriting of the said President of said Corporation and of the Secretary of said Corporation, respectively, and that the seal affixed to said certificate is the corporate seal of said corporation.

       IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                                     Notary Public


(SEAL)

                              ARTICLES OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                HOTELECOPY, INC.

 Adopted in accordance with the provisions of Chapter 607, Florida Statutes

        W. EDD HELMS, JR., President and CAROL HELMS, Secretary, of HOTELECOPY, INC>, a StateStateFlorida corporation, do hereby certify under the seal of said Corporation as follows:

        FIRST:    The name of the Corporation is "HOTELECOPY,  INC."

        SECOND: That the following is a true and correct copy of of Article III of the Certificate of Incorporation of the Corporation (which Certificate of Incorporation was originally filed with the Secretary of State of the State of Florida on July 18, 1985, and was amended on December 3, 1985 and on July 30, 1986) as approved and consented to by the Board of Directors of the Corporation and by a majority of the Shareholder of the Corporation:

                                   ARTICLE III
                                AUTHORIZED SHARES

         The total authorized capital stock of this Corporation is 10,000,000 shares of Common Stock, par value $.01 per share."

        THIRD: That the Directors (on May 31, 1989) and Shareholders (on August 11, 1989) did approve an amendment to its Certificate of Incorporation as hereinabove set forth in Article SECOND.

        FOURTH:   That such amendment has been duly adopted in accordance with the provisions of Chapter 607, Florida Statutes.

         IN WITNESS WHEREOF, WE, W. EDD HELMS, JR>, president, and CAROL HELMS, Secretary of HOTELECOPY, INC>, have signed these Articles of Incorporation and caused the Corporate Seal of the Corporation to be hereunto affixed this 15th day of August, 1989.

                               W. EDD HELMS, JR.,
President

                             CAROL HELMS, Secretary

                  BE IT REMEMBERED, that on this 28th day of July,
              1986,personally came before me, a Notary Public in and for the County and State aforesaid, duly commissioned and sworn to take Acknowledgments or proofs of deeds, W. EDD HELMS, JR., President of HOTELECOPY, INC., a Florida corporation, the corporation described in the foregoing Articles of Amendment, known to me personally to be such, and he, the said W. EDD HELMS, JR., as such President, duly executed said Articles of Amendment before me and acknowledged the said Articles of Amendment to be his. free act and deed and made on behalf of the Corporation; that the signatures of said President of said corporation to said foregoing Articles of Amendment are in the handwriting of the said President of said Corporation and of the Secretary of said Corporation, respectively, and that the seal affixed to said certificate is the corporate seal of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                               ARTICLES OF MERGER
                                       OF
                            EDD HELMS, INCORPORATED,
                              A FLORIDA CORPORATION
                                       AND
                                HOTELECOPY, INC.,
                              A FLORIDA CORPORATION



Pursuant to the provisions of Sections 607.1101 and 607.1105 of the Florida Business Corporation Act (the "FSCA"), EDD HELMS, INCORPORATED, A Florida corporation, and HOTELECOPY, INC. a Florida corporation, adopt the following Articles of Merger for the purpose of merging Edd Helms Incorporated with and into Hotelecopy, Inc. (the "Merger")

FIRST: The Plan of Merger is attached hereto as Exhibit A and incorporated herein.

SECOND: The Merger is to be effective immediately upon filing of these Articles of Merger with the Florida Secretary of State.

THIRD: The Plan of Merger was adopted by the unanimous written consent of the shareholders of Edd Helms, Incorporated, dated March 26th, 1999, and by a majority of the shareholders of Hotelecopy, Inc., at a Shareholders' meeting held on July 30, 1999, which vote was sufficient for its approval.

     IN WITNESS WHEREOF, each of the undersigned has caused these Articles of Merger to be signed in its corporate Name on the 2nd day of August, 1999.

                               EDD HELMS, INCORPORATED
                               A Florida corporation

                               By:  W. Edd Helms, Jr. (W. Edd Helms, Jr.)
                               Its:  President (President)

                               HOTELECOPY, INC.,
                               A Florida corporation

                               BY:  W. Edd Helms, Jr.  (W. Edd Helms, Jr.)
                               Its:  President  (President)

                                    EXHIBIT A

                                PLAN OF MERGER

1.       Names of Merging Corporations

     Edd Helms, Incorporated, a Florida corporation. ("EHI"), shall be merged with and into Hotelecopy, Inc., a Florida corporation
("Hotelecopy")o

                 2. Terms and Conditions of the Proposed Merger

          2.1 The Merger

           The Merger shall occur at the Effective Time, as defined below, at which time the separate existence of EHI ( shall cease. Hotelecopy shall be the surviving corporation (the "Surviving Corporation"). The name of the surviving corporation, shall be Edd Helms Group, Inc. the Surviving Corporation's corporate existence, with all of its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger. (EC and Hotelecopy are hereinafter sometimes collectively referred to as the "Constituent Corporations").

           2.2        The Surviving Corporation

           At the Effective Time ofthe Merger, the effect of the Merger shall be as provided in the applicable provisions of the Florida Business Corporation Act (the "FBCA").

           The identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Hotelecopy shall continue unaffected and unimpaired by th.e Merger; and the corporate franchises, existence and. rights of EHI shall be merged with and into Hotelecopy; and Hotelecopy, as the Surviving Corporation, shall be fully vested therewith..

           At the Effective Time of the Merger, the separate existence of BRI shall cease and, in accordance with the terms of the nudger agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed; and all debts due on whatever account, including subscriptions to shares, all taxes, including those due and owing and those accrued, and all other closes in action, and all and every other interest of or belonging to or due to EDI and Hotelecopy shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of EHI and Hotelecopy; and the title to any real estate, or interest therein, whether by deed or otherwise, vested in EHl and Hotelecopy, shall not revert or be in any way impaired by reason of the Merger.

    The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of EHI and Hotelecopy; and any claim existing, or action or proceeding pending, by or against

EHI or Hotelecopy may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of EHI or Hotelecopy shall be impaired by the Merger, and all debts, liabilities and duties of EHI and Hotelecopy shall attach to the Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

            The Constituent Corporations shall execute, deliver, acknowledge andrecord any and all documents necessary or appropriate to confirm and perfect the transfer of assets and property to the Surviving Corporation.

            23       Articles of Incorporation

            The Articles of Incorporation of Hotelecopy shall be amended by deleting Article I in its entirety and replacing it with the following:

        "Article I The name of the Corporation is Edd Helms Group, Inc."

             The Articles of Incorporation of Hotelecopy as in effect immediately prior to the Effective Time, as so amended, shall be the Articles of lncorporation of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with the FBCA.

             2.4 Bylaws

             The Bylaws of Hotelecopy as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in the manner provided in such Bylaws and in accordance with the FBCA. . .

     3.          Manner and Basis of Converting Shares

             3.1               Conversion

                             Each one (1) share of' EHI common stock (1381
Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holders thereof, automatically be converted into TWO THOUSAND ONE HUNDRED SEVENTY EIGHT and 6363/10000th.s (2178.6363) fully paid and non-assessable shares of common stock of Hotelecopy ("Hotelecopy Stock") at the Effective Time of the Merger.

            . 3.2      Treasury Shares

                     Any and all shares of EHI Stock held as treasury shares by EHl shall be canceled and retired at the Effective Time, and no consideration shall be delivered or paid in exchange therefore.

              3.3      Fractional Shares

                      No fractional shares of Hotelecopy Stock will be issued as a result of the Merger. In lieu of issuing fractional shares, Hotelecopy will pay cash adjustments to the relevant holder of EHI Stock in respect of any fraction of a share of Hotelecopy Stock that would otherwise be issuable to such holder.

      4.       Effective Date of the Merger

              The Merger shall become effective immediately upon the filing of Articles of Merger incorporating this Plan with the Florida Secretary of State (the "Effective Time")

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                HOTELECOPY, INC.

1.            The name of the Corporation is Hotelecopy, Inc.

2. Article III, "AUTHORIZED SHARES, " of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                  "ARTICLE III
                                AUTHORIZED SHARES

                   The total authorized capital stock of this
              Corporation is 20,000,000 shares of Common Stock, par
                             value $.01 per share."

3. The foregoing amendment was approved by the Board of Directors of the Corporation by a Unanimous Written Consent signed by them on March 26th, 1999, and was approved and adopted by a majority of the shareholders eligible to vote at a meeting held for such purpose on July 30, 1999.

4. There is only one voting group entitled to vote on the foregoing amendment. The number of votes cast for said amendment by said voting group was sufficient for approval by that voting group.

              IN WITNESS WHEREOF, the undersigned, as President of the Corporation, has executed these Articles of Amendment this 2nd day of August, 1999.

                                                              W. EDD HELMS, JR.
                                                              President